UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – January 12, 2009

Energy Future Holdings Corp.

(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201

(Address of principal executive offices, including zip code)

214-812-4600

(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 12, 2009, Michael T. McCall, the Chief Operating Officer of Energy Future Holdings Corp.’s Luminant business (“Luminant”) gave notice that he would resign effective January 31, 2009 to pursue other personal and professional opportunities.

In connection with such resignation, on January 15, 2009, Mr. McCall, Luminant and Energy Future Holdings Corp. (the “Company”) executed a Severance and Release Agreement. The material terms of such agreement are as follows:

•

Luminant will pay Mr. McCall a severance payment equal to approximately $2.1 million largely representing the payment of (i) his 2008 annual incentive bonus and (ii) a previously granted retention bonus award, each of which is required to be paid under the terms of Mr. McCall’s existing employment agreement.

•	The Company will refund Mr. McCall $3 million in lieu of granting him shares of Company stock otherwise due to him upon his resignation from Luminant.

•	Mr. McCall will be entitled to receive a distribution of his vested awards or vested account balances under, and subject to the provisions of, certain of the Company’s employee benefit plans.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.

/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: January 15, 2009

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